Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Trulieve Cannabis Corp. on Form S-8 of our report dated February 29, 2024, with respect to our audits of the consolidated financial statements of Trulieve Cannabis Corp. as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 and our report dated February 29, 2024 with respect to our audit of internal control over financial reporting of Trulieve Cannabis Corp. as of December 31, 2023 appearing in the Annual Report on Form 10-K of Trulieve Cannabis Corp. for the year ended December 31, 2023. We were dismissed as auditors on March 25, 2024 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Registration Statement for the periods after the date of our dismissal.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum LLP

Marcum LLP

Tampa, FL

June 21, 2024